UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	91-2948019
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2023, HUMBL, Inc. (“HUMBL”) entered into a Settlement Agreement (the “Settlement Agreement”) with Javier Gonzalez and Juan Luis Gonzalez. Under the terms of the Settlement Agreement, Tickeri, Inc. (“Tickeri”), a wholly-owned subsidiary of HUMBL, was transferred back to Javier Gonzalez and Juan Luis Gonzalez, free of any encumbrances and including all of Tickeri’s intellectual property, other assets and associated debt. The parties entered into the Settlement Agreement because HUMBL was in default of the promissory notes for $5,000,000 issued to both Javier Gonzalez and Juan Luis Gonzalez (the “Notes”) as a portion of the consideration paid by HUMBL under the agreement to acquire Tickeri. Javier Gonzalez and Juan Luis Gonzalez will receive the 4,672,897 restricted shares of HUMBL’s common stock owed to them under the acquisition agreement. Under the terms of the Settlement Agreement, the Notes were cancelled with all related accrued penalties and interest and the parties agreed to a mutual release of all claims. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Settlement Agreement dated January 31, 2023 by and among HUMBL, Inc., Javier Gonzalez, and Juan Luis Gonzalez
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2023	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO

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